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                                                                   EXHIBIT 10.42


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                          UNIVERSAL COMPRESSION, INC.

                      EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN


                          Effective as of July 1, 1998


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                               TABLE OF CONTENTS

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
PREAMBLE ....................................................................................  1

ARTICLE I: PURPOSE ..........................................................................  1

ARTICLE II: DEFINITIONS .....................................................................  1

ARTICLE III: ELIGIBILITY AND PARTICIPATION ..................................................  4
     3.1  Eligibility .......................................................................  4
     3.2  Participation .....................................................................  4
     3.3  Execution of Supplemental Salary Deferral Agreement ...............................  5

ARTICLE IV: PARTICIPANT ACCOUNTS ............................................................  7
     4.1  Participant Accounts ..............................................................  7
     4.2  No Interest in Specific Assets ....................................................  7

ARTICLE V: DEFERRED COMPENSATION AMOUNTS ....................................................  8
     5.1  Supplemental Deferrals ............................................................  8
     5.2  Matching Contributions ............................................................  8
     5.3  Bonus Deferrals ...................................................................  9

ARTICLE VI: DEEMED INVESTMENT OF ACCOUNTS ...................................................  9
     6.1  Deemed Investment of Accounts .....................................................  9
     6.2  Changing Deemed Investments ....................................................... 10
     6.3  Adjustment of Account Balances .................................................... 10

ARTICLE VII: VESTING ........................................................................ 11
     7.1  Vesting of Amounts Held in Supplemental Salary Deferral Account ................... 11
     7.2  Vesting of Amounts Held in Matching Contribution Account .......................... 11

ARTICLE VIII: DISTRIBUTIONS ................................................................. 11
     8.1  Distributions to Participants ..................................................... 11
     8.2  Distributions to Death Beneficiaries .............................................. 12
     8.3  Hardship Distributions ............................................................ 13
     8.4  Involuntary Distributions ......................................................... 13
     8.5  Withholding ....................................................................... 14

ARTICLE IX: PLAN ADMINISTRATION ............................................................. 14

ARTICLE X: CLAIMS PROCEDURES ................................................................ 15
     10.1 Payment Without the Need for Demand ............................................... 15
     10.2 Filing a Claim for Benefits ....................................................... 16
     10.3 Form of Denial of a Claim for Benefits ............................................ 16

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
     10.4  Appealing an Adverse Benefits Claim Decision.....................  16
     10.5  Form of Denial of a Claim for Benefits on Appeal.................  16

ARTICLE XI: AMENDMENT AND TERMINATION.......................................  16
     11.1  Amendment........................................................  16
     11.2  Termination......................................................  17

ARTICLE XII: NATURE OF AGREEMENT............................................  17
     12.1  Mere Promise to Pay..............................................  17
     12.2  No Right to Continued Employment.................................  18

ARTICLE XIII: RESTRICTIONS ON ASSIGNMENT....................................  18

ARTICLE XIV: MISCELLANEOUS..................................................  18
     14.1  Recovery of Payments Made By Mistake.............................  18
     14.2  Governing Law....................................................  19
     14.3  Effective Date...................................................  19

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                                    PREAMBLE

         Universal Compression, Inc. (the "Company") hereby establishes the Universal Compression, Inc. Employees' Supplemental Savings Plan (the "Plan") for the benefit of certain eligible employees of the Company.

                               ARTICLE I: PURPOSE

         1.1 The purpose of the Plan is:

                  (a) to provide a mechanism for certain employees of the Company to defer the portion of their Compensation that cannot be deferred under the Universal Compression, Inc. 401(k) Retirement and Savings Plan (the "Savings Plan") due to limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), including Sections 401(a)(17), 401(k)(8), 401(m) and 402(g) thereof;

                  (b) to provide a mechanism for the Company to make matching contributions for the benefit of such employees based upon the amount of their deferrals under this Plan; and

                  (c) to provide a mechanism for such employees to defer all or a portion of any incentive bonus to which they become entitled under the Universal Compression, Inc. Officers Bonus Plan (the "Bonus Plan").

                             ARTICLE II: DEFINITIONS

         The following capitalized terms shall have the following meanings. Except when otherwise indicated by the context, any masculine terminology used in the Plan shall also include the feminine; and the definition of any term herein in the singular shall also include the plural. All other capitalized terms shall have the meaning ascribed to them in the Savings Plan.



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         2.1 The term "Account" shall mean a Participant's Supplemental Salary
Deferral Account and Matching Contribution Account.

         2.2 The term "Bonus Deferral" shall have the meaning ascribed to it in
Section 5.3 hereof.

         2.3 The term "Bonus Deferral Percentage" shall have the meaning ascribed to it in Section 3.3(e) hereof.

         2.4 The term "Business Day" shall mean any day during which the New York Stock Exchange is open to engage in stock transactions.

         2.5 The term "Compensation" shall have the same meaning as it has in the Savings Plan except that the limitations imposed by Section 401(a)(17) of the Code shall not apply.

         2.6 The term "Compensation Committee" shall mean the committee duly constituted by the Board of Directors of the Company having the powers described in Article IX hereof.

         2.7 The term "Death Beneficiary" shall mean the recipient of any proceeds under the Plan in conjunction with the death of a Participant and shall be (i) the person or persons designated by the Participant on a form provided by the Compensation Committee, or (ii) in the absence of such a designation, the Participant's estate.

         2.8 The term "Delegate" shall have the meaning ascribed to it in
Section 9.1 hereof.

         2.9 The term "Distribution Date" shall mean the date referred to in
Section 8.1 hereof.



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         2.10 The term "Eligible Employee" shall have the meaning ascribed to it in Section 3.1 hereof.

         2.11 The term "Entry Date" shall mean the date referred to in Section
3.2 hereof.

         2.12 The term "Limitations" shall mean the limitations contained in Sections 401(a)(17), 401(k)(8), 401(m) and 402(g) of the Code.

         2.13 The term "Matching Contribution" shall have the meaning ascribed to it in Section 5.2 hereof.

         2.14 The term "Matching Contribution Account" shall mean the unfunded bookkeeping entry established for each Participant in accordance with Section
4.1 hereof.

         2.15 The term "Matching 401(k) Contribution" refers to Matching 401(k) Contributions under the Savings Plan.

         2.16 The term "Matching Contribution Account" shall mean the unfunded bookkeeping entry established for each Participant in accordance with Section
4.1 hereof.

         2.17 The term "Participant" shall mean an Eligible Employee who satisfies the criteria set forth in Section 3.2 hereof.

         2.18 The term "Plan Year" shall mean:

                  (a) with respect to the period beginning on July 1, 1998 and ending on December 31, 1998, the period beginning on July 1, 1998 and ending on December 31, 1998, and

                  (b) with respect to the period beginning on January 1, 1999 and continuing thereafter, the calendar year.

         2.19 The term "Savings Plan" refers to the Universal Compression, Inc. 401(k) Retirement and Savings Plan.



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         2.20 The term "Selected Date" shall mean the date selected in a
Supplemental Salary Deferral Agreement in accordance with Section 3.3(f) hereof.

         2.21 The term "Supplemental Salary Deferral" shall have the meaning ascribed to it in Section 5.1 hereof.

         2.22 The term "Supplemental Salary Deferral Account" shall mean the unfunded bookkeeping entry established for each Participant in accordance with
Section 4.1 hereof.

         2.23 The term "Supplemental Salary Deferral Agreement" shall mean the agreement referred to in Section 3.3 hereof.

         2.24 The term "Supplemental Salary Deferral Percentage" shall have the meaning ascribed to it in Section 3.3(b) hereof.

         2.25 The term "Termination Date" shall mean the date the Participant terminates employment.

         2.26 The term "Valuation Date" shall mean the close of each Business Day of each month of each Plan Year.

                   ARTICLE III: ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. Every Participant (as defined in the Savings Plan) in the Savings Plan who is an officer of the Company or who is designated by the Compensation Committee as eligible to participate in the Plan shall be eligible to participate in the Plan (an "Eligible Employee").

         3.2 Participation. Each Eligible Employee shall become a Participant in the Plan as of his Entry Date. A Participant's Entry Date shall be the first day of the Plan Year



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following the Participant's execution and delivery to the Compensation Committee of a Supplemental Salary Deferral Agreement.

         3.3 Execution of Supplemental Salary-Deferral Agreement. (a) Each Eligible Employee, desiring to participate in the Plan shall execute a Supplemental Salary Deferral Agreement prior to the beginning of the Plan Year to which the agreement relates (except that, with respect to the first year an employee of the Company becomes an Eligible Employee, he may execute a Supplemental Salary Deferral Agreement within thirty (30) days of becoming an Eligible Employee; in such case, the Supplemental Salary Deferral Agreement shall only apply to Compensation for services performed subsequent to execution of such agreement).

                  (b) Each Eligible Employee executing a Supplemental Salary Deferral Agreement shall elect in such agreement to defer a percentage of his Compensation (the "Supplemental Salary Deferral Percentage") in a whole percentage amount of not less than two percent (2%) and not more than fifteen percent (15%) of such Compensation.

                  (c) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may elect, but shall not be required to elect, to defer an additional amount of his Compensation equal to the portion of such Participant's Elective Deferral under the Savings Plan that is returned to the Participant pursuant to Section 401(k)(8) of the Code.

                  (d) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may elect, but shall not be required to elect, to defer an additional amount of his Compensation equal to the portion of such Participant's Matching 401(k) Contribution that is distributed to or forfeited by such Participant as a result of Sections 401(k)(8) or 401(m) of the Code.



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                  (e) Each Eligible Employee executing a Supplemental Salary
Deferral Agreement may elect, but shall not be required to elect, to defer a percentage of his Annual Bonus (the "Bonus Deferral Percentage") in a percentage amount of twenty five percent (25%), fifty percent (50%), seventy five percent (75%) or one hundred percent (100%) of such Annual Bonus.

                  (f) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may also elect, but shall not be required to elect, to specify a date (the "Selected Date") on or beginning as of which the Participant shall be entitled receive or to begin receiving distributions from, the Plan. The Selected Date shall be a Valuation Date that is no sooner than three years from the beginning of the Plan Year to which such Supplemental Salary Deferral Agreement relates. If a Participant does not elect to specify a Selection Date in his Supplemental Salary Deferral Agreement, distributions from the Plan with respect to such Participant shall be on or shall begin as of the Participant's Termination Date, in accordance with Article VIII hereof.

                  (g) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may also elect, but shall not be required to elect, to specify the manner in which such Participant shall receive such distributions, which election shall be either as a single lump-sum cash distribution or in installments.

                  (h) Once executed and delivered to the Compensation Committee, the deferrals and elections set forth in the Supplemental Salary Deferral Agreement are irrevocable for the Plan Year to which they relate and cannot be changed or modified; provided, however, that a Supplemental Salary Deferral Agreement shall be automatically revoked as of any date on which its implementation would disqualify the Savings Plan.



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                           (i) No Supplemental Salary Deferrals shall occur
after a Participant is no longer an Eligible Employee.

                        ARTICLE IV: PARTICIPANT ACCOUNTS

                  4.1 Participant Accounts. For each Participant who has executed a Supplemental Salary Deferral Agreement, the Compensation Committee shall establish and maintain a separate Supplemental Salary Deferral Account and Matching Contribution Account. A Participant's Supplemental Salary Deferral Account shall be credited with such amounts as may be deferred pursuant to Sections 5.1 and/or 5.3 hereof, and earnings thereon. A Participant's Matching Contribution Account shall be credited with such amounts as may be deferred pursuant to Section 5.2 hereof and earnings thereon.

                  4.2 No Interest in Specific Assets. The Accounts shall be bookkeeping entries only, and the Participant shall have no secured or vested interest in any specified assets; provided, however, that the Company may establish a non-qualified trust (the "Trust") to provide a means of funding benefits due under this Plan. Any such Trust and any assets in such Trust shall conform to such requirements of the Internal Revenue Service that will (I) cause amounts contributed to the Trust not to constitute a taxable event for Participants, (II) not cause Participants to be in constructive receipt of income or incur an economic benefit on account of the adoption or maintenance of such Trust, (III) cause amounts paid from the Trust to be deductible by the Company in the year in which such amounts are paid to Participants, with the Company being regarded as the owner of the funds held in the Trust under Section 671 of the Code.



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                    ARTICLE V: DEFERRED COMPENSATION AMOUNTS

                  5.1 Supplemental Deferrals. (a) For each Plan Year with respect to which a Supplemental Salary Deferral Agreement is in effect, the Participant's Compensation shall be reduced by the amount (the "Supplemental Salary Deferral") by which such Participant's projected Compensation for the Plan Year, when multiplied by the Supplemental Salary Deferral Percentage, exceeds the limitation under Section 402(g) of the Code for such year.

                           (b) For each Plan Year with respect to which a
Supplemental Salary Deferral Agreement in which an election to defer additional amounts pursuant to Section 3.3(c) hereof is in effect, the Participant's Compensation shall also be reduced by the amount specified in Section 3.3(c) hereof.

                           (c) The amounts deferred in accordance with Section
5.1(a) and (b) hereof shall be credited to the Participant's Supplemental Salary Deferral Account.

                           (d) Supplemental Deferrals shall first be applied to
the Savings Plan to the extent of the Limitations.

                  5.2 Matching Contributions. (a) For each dollar of Supplemental Salary Deferral contributed under the Plan pursuant to Section 5.1(a) hereof, the Company shall be deemed to have set aside an amount (the "Matching Contribution") equal to the amount of Matching 401(k) Contributions that would have been made under the Savings Plan if the Supplemental Salary Deferral had been an Elective Deferral under the Savings Plan; provided, however, that the Matching Contribution provided for in this Section 5.2, when combined with the Participant's Matching 401(k) Contribution, shall not exceed three percent (3%) of the Participant's Compensation in any one year.

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                           (b) If a Matching 401(k) Contribution to the Savings
Plan on behalf of a Participant is forfeited pursuant to Sections 401(k)(8) or 401(m) of the Code, such amount shall be deemed a Matching Contribution within the meaning of Section 5.2(a) of the Plan to the extent such Participant has so provided in his Supplemental Salary Deferral Agreement. A Matching Contribution shall not be required to the extent a returned or forfeited Employer Contribution is otherwise deemed credited to a Participant.

                           (c) The amounts set aside in accordance with
Section 5.2(a) and (b) hereof shall be credited to the Participant's Matching Contribution Account.

                    5.3 Bonus Deferrals. (a) For each Plan Year with respect to which a Supplemental Salary Deferral Agreement in which the Participant elected to defer amounts pursuant to Section 3.3(e) hereof is in effect, the Participant's Annual Bonus shall be reduced by the amount (the "Bonus Deferral") equal to such Participant's Annual Bonus multiplied by the Bonus Deferral Percentage in effect for such Plan Year.

                           (b) The amounts deferred in accordance with Section
5.3(a) hereof shall be credited to the Participant's Supplemental Salary Deferral Account.

                     ARTICLE VI: DEEMED INVESTMENT OF ACCOUNTS

                  6.1. Deemed Investment of Accounts. (a) The Compensation Committee shall provide to each Participant a list of investments from which a Participant can choose an investment as a deemed investment for such Participant's Deferred Compensation Account. A Participant's Deferred Compensation Account shall be deemed invested in the investments selected by such Participant (provided that if no investment is selected the Deferred Compensation Account shall be deemed invested in the money market option). A participant


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shall have no right to compel investment of any amounts credited to
Participant's Deferred Compensation Account.

                           (b) Amounts credited to a Participant's Matching
Contribution Account shall be deemed invested in the same investments, and in the same proportions, as the investments selected by the Participant under
Section 6.1(a) hereof.

                  6.2. Changing Deemed Investments. A Participant shall have the right to change the deemed investment of his Deferred Compensation Account and the allocation of future Supplemental Salary Deferrals, Matching Contributions and Bonus Deferrals among investments by notice to the Compensation Committee in such form as required by the Compensation Committee. Such changes in deemed investments and allocation shall be made as of the Valuation Date next following the date upon which said change was made, or as soon thereafter as may be administratively practicable.

                  6.3 Adjustment of Account Balances. The amounts credited to a Participant's Deferred Compensation Account and Matching Contribution Account shall be adjusted as of each Valuation Date to reflect increases or decreases in the value of the deemed investments corresponding to such Accounts. To the greatest extent practicable, the same valuation and accounting methods shall be used as are used to recalculate the Participant's account balances under the Savings Plan.

                              ARTICLE VII: VESTING

                  7.1 Vesting of Amounts Held in Supplemental Salary Deferral Account. A Participant's interest in his Supplemental Salary Deferral Account shall be one hundred percent (100%) vested at all times.


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                  7.2 Vesting of Amounts Held in Matching Contribution Account.
A Participant's interest in his Matching Contribution Account shall vest at the same rate as his Matching 401(k) Contribution under the Savings Plan. If a Participant terminates employment prior to becoming one hundred percent (100%) vested in his Matching Contribution Account, the unvested portion shall be forfeited and shall reduce the Company's obligations under the Plan; forfeitures are not added to the other Participants' Accounts.

                           ARTICLE VIII: DISTRIBUTIONS

                  8.1 Distributions to Participants. (a) A Participant shall be entitled to a distribution from his Deferred Compensation Account and Matching Contribution Account on a Distribution Date. The term "Distribution Date" shall mean the earlier of: (I) the Termination Date or as soon thereafter as administratively possible (but in no case more than 60 days following the Termination Date), or (II) the Selected Date or as soon thereafter as administratively possible (but in no case more than 60 days following the Selected Date).

                           (b) On a Distribution Date that is the Participant's
Termination Date, the Participant shall be entitled to payment of an amount equal to his entire vested interest in his Accounts. On a Distribution Date that is the Participant's Selected Date, the Participant shall be entitled to payment of an amount equal to the portion of his vested interest in his Account that relates to Supplemental Salary Deferrals made with respect to the Supplemental Salary Deferral Agreement in which the Selected Date was selected, and earnings thereon.

                           (c) For the purpose of determining the amount to be
distributed to a Participant under this Section 8.1, a Participant's Account balance shall be that as determined on the Distribution Date.



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                           (d) Distributions made under this Section 8.1 shall
be in cash and in a single lump sum, except that a Participant may elect pursuant to Section 3.3(g) hereof in his Supplemental Salary Deferral Agreement to receive installment payments in the case of distributions on a Termination Date resulting from retirement from the Company. If an installment payment election is made, payments will be made annually in approximately equal amounts over the period selected by the Participant, which period shall not exceed ten
(10) years.

                  8.2 Distributions to Death Beneficiaries. (a) If the Participant's employment terminates by reason of death, or if the Participant dies prior to receipt of all the benefits provided under Section 8.1 hereof, a Participant's Death Beneficiary shall be entitled to a distribution of an amount equal to the remaining vested interest of the Participant in such Participant's Accounts as of the date of Death.

                           (b) For the purpose of determining the amount to be
distributed to a Death Beneficiary under this Section 8.2, a Participant's Account balance shall be that as determined on the Distribution Date.

                           (c) Distributions made under this Section 8.2 shall
be in cash and in a single lump sum paid within (60) days after the Participant's death.

                  8.3 Hardship Distributions. A benefit is payable under this Plan to a Participant prior to a Distribution Date only if the Participant establishes to the satisfaction of the Compensation Committee that the Participant has an unforeseeable emergency. An unforeseeable emergency is a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to uninsured casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount



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distributed in the case of an unforeseeable emergency shall be limited to what is needed reasonably to satisfy the emergency and is not reasonably available from other sources. The amount of the hardship distribution cannot exceed the balance credited to the Participant's Supplemental Salary Deferral Account and is charged against such Account.

         8.4 Involuntary Distributions. (a) Notwithstanding any provision of this Plan to the contrary, the Compensation Committee may direct the trustee of any trust established with respect to this Plan to distribute to any Participant (or Death Beneficiary), in the form of an immediate single-sum payment, all or any portion of the amount then credited to a Participant's Accounts to the extent that an adverse determination is made with respect to such Participant. For purposes of this Section 8.4, the term "adverse determination" shall mean a determination based upon Federal tax or revenue law, a published or private ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction, a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and that involves the Participant, or by counsel, that such Participant (or Death Beneficiary) has or will recognize income for Federal income tax purposes with respect to any amount that is or will be payable under this Plan before it is otherwise to be paid hereunder.

             (b) Further, notwithstanding any provision of this Plan to the contrary, the Compensation Committee may direct the trustee of any trust established with respect to this Plan to distribute to any Participant (or Death Beneficiary), in the form of an immediate single-sum payment, all or any portion of the amount then credited to a Participant's Account to the extent necessary based upon a change in ERISA, a published advisory opinion or similar announcement issued by the Dependant of Labor, a regulation issued by the Secretary of Labor,


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a decision by a court of competent jurisdiction, an agreement between such
Participant and the Department of Labor or similar agency or an opinion of counsel, that such Participant is not a "management" or a "highly compensated" employee or that the Plan is not an "unfunded" plan within the meaning of ERISA.

         8.5 Withholding. All distributions shall be subject to applicable state and federal withholding of taxes.

                         ARTICLE IX: PLAN ADMINISTRATION

         9.1 The Plan shall be administered by the Compensation Committee. The Compensation Committee's powers and obligations shall be the same as those set forth in the plan document for the Savings Plan, but modified to take into account that this Plan is an unfunded plan for highly compensated employees. The Compensation Committee shall have full power and authority to interpret, construe and administer this Plan, and its interpretations and constructions hereof and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, within the scope of its authority, shall be binding and conclusive on all persons for all purposes. The Compensation Committee shall also have the power to delegate to a person or persons (the "Delegate") the power to review and rule upon initial claims for benefits, as described in Section 10.2 hereof, provided that any such delegation shall be in writing.

         9.2 No member of the Compensation Committee nor any Delegate shall be liable to any person for any action taken or omitted to be taken in connection with the interpretation and administration of this Plan, unless attributable to his own willful misconduct or lack of good faith.


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         9.3 The Company shall indemnify and hold harmless each member of the
Compensation Committee and any Delegate as provided in the Savings Plan.

         9.4 No member of the Compensation Committee nor any Delegate shall participate in any action or determination regarding his own benefits hereunder.

             9.5 Since the Plan (other than the Bonus Deferral) is intended to supplement the Savings Plan, any ambiguities or gaps in this Plan shall be resolved by reference to the Savings Plan document, as amended, but only if consistent with the purposes set forth in Article I hereof.

                          ARTICLE X: CLAIMS PROCEDURES

         10.1 Payment Without the Need for Demand. Benefits upon termination of employment shall ordinarily be paid to a Participant without the need for demand, and to a Death Beneficiary upon receipt of the Death Beneficiary's address and Social Security number.

         10.2 Filing a Claim for Benefits. Notwithstanding the provisions of
Section 10.1 hereof, a Participant, or any person claiming to be a Death Beneficiary, who claims entitlement to a benefit under the terms of this Plan may file a claim for benefits with the Compensation Committee or its Delegate. If the claim is for a benefit resulting from a termination, of employment or death, the Compensation Committee or its Delegate shall accept or reject the claim within thirty (30) days of its receipt.

         10.3 Form of Denial of a Claim for Benefits. If a claim is denied, the Compensation Committee or its Delegate shall give the reason for denial in a written notice calculated to be understood by the claimant, referring to the plan provisions that form the basis of the denial. If any additional information or material is necessary to perfect the claim, the Compensation Committee or its Delegate will identify these items and explain why such

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




additional material is necessary. If the Compensation Committee or its Delegate neither accepts nor rejects the claim within thirty (30) days, the claim shall be deemed to be denied. If a claim is denied, all subsequent reasonable attorney's fees and costs of a successful claimant, including the filing of the appeal with the Compensation Committee as described in Section 10.4 hereof, and any subsequent litigation, shall be paid by the Company unless the failure of the Company to pay is caused by reasons beyond its control, such as insolvency or bankruptcy.

         10.4 Appealing an Adverse Benefits Claim Decision. Upon the denial of claim, the claimant may file a written appeal of the denied claim to the Compensation Committee within sixty (60) days of the denial. The claimant shall have the opportunity to be represented by counsel and to be heard at a hearing. The Compensation Committee must set a date for such a hearing within thirty
(30) days after receipt of the appeal. In no event shall the date of the hearing be set later than sixty (60) days after receipt of the notice. The claimant shall have the opportunity to review pertinent documents and the opportunity to submit issues and argue against the denial in writing.

         10.5 Form of Denial of a Claim for Benefits on Appeal. The decision upon the appeal must be made no later than the later of: (a) sixty (60) days after receipt of the request for review, or (b) thirty (30) days after the hearing. If the appeal is denied after the appeal provided for in Section 10.4 hereof, the denial shall be in writing. The Compensation Committee shall give the reason for such denial in a written notice calculated to be understood by the claimant, referring to the plan provisions that form the basis of the denial.

                     ARTICLE XI: AMENDMENT AND TERMINATION

         11.1. Amendment. The provisions of this Plan may be amended by the Board of Directors of the Company from time to time and at any time in whole or in part, even if such


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amendment results in the termination or modification of any Supplemental Salary
Deferral Agreement, provided that no amendment shall operate to deprive any Participant or Death Beneficiary of any vested rights in such Participant's Accounts accrued to them under the Plan and Trust prior to such amendment.

         11.2 Termination. While it is the Company's intention to continue the Plan in operation indefinitely, the Company nevertheless expressly reserves the right to terminate the Plan in whole or in part. Upon a termination, all amounts credited to a Participant's Matching Contribution Account shall be one hundred percent (100%) vested, and amounts equal to the full balance in each Participant's Deferred Compensation Account and Matching Contribution Account shall be distributed (and taxable) to the Participant (or his Death Beneficiary), and the Company shall have no further obligations under the Plan.

                        ARTICLE XII: NATURE OF AGREEMENT

         12.1 Mere Promise to Pay. This Plan constitutes a mere promise to make payments in the future. By participating in this Plan, Participants and their Death Beneficiaries have only an unsecured right to receive benefits from the Company as a general creditor of the Company. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust for the benefit of Participants or their Death Beneficiaries; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under this Plan unless the Company is then solvent. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.


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


         12.2 No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company or any subsidiary of the Company in any capacity.

                    ARTICLE XIII: RESTRICTIONS ON ASSIGNMENT

         13.1 The interest of a Participant or his Death Beneficiary may not be sold, transferred, assigned, pledged, encumbered or made subject to any charge in any manner, either voluntarily or involuntarily, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagement or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Company or any affiliate of the Company by the Employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied. The interest of any Participant or Death Beneficiary shall be held subject to the maximum restraint on alienation permitted or required by applicable the laws of the State of Texas.

                           ARTICLE XIV: MISCELLANEOUS

         14.1 Recovery of Payments Made By Mistake. Notwithstanding anything to the contrary, a Participant or other person receiving amounts from the Plan is entitled only to those benefits provided by the Plan and promptly shall return any payment, or portion thereof, made by mistake of fact or law. The Compensation Committee may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing any other remedies provided by law.

         14.2 Governing Law. The Plan and Trust shall be construed, administrated and applied under the laws of the State of Texas. It is the Company's intent that the Plan shall be exempt from ERISA's provisions, to the maximum extent permitted by law. The Plan is intended to be unfunded for federal income tax purposes and for purposes of Title I of ERISA and intended to provide deferred compensation only for a select group of management or highly compensated employees and shall be exempt from Parts 2, 3 and 4 of ERISA, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

         14.3 Effective Date. The Plan shall be effective as of July 1, 1998.



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